Exhibit 10.1

ESSEX PROPERTY TRUST, INC.

Amended and Restated 2004 Non-Employee Director Equity Award Program

May 1, 2011

The undersigned, Michael T. Dance, hereby certifies that:

1.             He is the duly elected and acting Executive Vice President, Chief Financial Officer and Assistant Secretary of Essex Property Trust, Inc., a Maryland corporation (the “Company”).

2.             Effective May 1, 2011, the Company’s Amended and Restated 2004 Non-Employee Director Equity Award Program is amended in its entirety to read in full as follows:

Article I

ESTABLISHMENT AND PURPOSE OF THE PROGRAM

1.01	Establishment of Program

The Amended and Restated 2004 Non-Employee Director Equity Award Program (the “Program”) is adopted pursuant to the Essex Property Trust, Inc. 2004 Stock Incentive Plan (the “Plan”), and, in addition to the terms and conditions set forth below, is subject to the provisions of the Plan.

1.02	Purpose of Program

The purpose of the Program is to enhance the ability of the Company to attract and retain directors who are not Employees (“Non-Employee Directors”) through a program of automatic equity awards.

1.03	Effective Date of the Program

The Program as originally adopted was effective upon approval of the Plan by the stockholders of the Company, and has remained effective as amended since that approval.  This amendment and restatement of the Program is effective as of May 1, 2011.  Awards made under the Program will be governed by the respective terms of the Program and related Award Agreements that applied on the respective grant dates of the awards, and the provisions of this amendment and restatement shall not affect Awards made prior to May 1, 2011.

Article II

DEFINITIONS

Capitalized terms in this Program, unless otherwise defined herein, have the meanings given to them in the Plan.

2.01	Date of Grant and Number of Shares

(a)           Initial Grant.  A one-time Non-Qualified Stock Option to purchase shares of Common Stock shall be granted (the “Initial Grant”) to each Non-Employee Director upon the date each such Non-Employee Director first becomes a Non-Employee Director (whether by appointment by the Board of Directors or election by stockholders).  The Initial Grant shall have a dollar value equal to $80,000 on the grant date, and the number of shares underlying the Initial Grant shall equal $80,000 divided by the Black-Scholes value per share (based on grant date share price, volatility, dividend, risk free rate and term variables) or similar methodology used to determine compensation expense in the Company’s financial statements.

(b)           Annual Grants. In addition, immediately following each annual meeting of the Company’s stockholders and on that meeting date, each Non-Employee Director who continues as a Non-Employee Director following such annual meeting shall be granted an equity award having a dollar value equal to $50,000 on the grant date (a “Subsequent Grant”).  Each such Subsequent Grant shall be made on the date of the annual stockholders’ meeting in question.

(1)           Each Non-Employee Director may elect to receive the Subsequent Grant in the form of a Non-Qualified Stock Option or Restricted Stock Units, under the form of Award Agreement respectively attached to this Program.  The Non-Employee Director must make the foregoing election by or immediately after the end of the annual meeting to which the Subsequent Grant relates, in an election form and under related procedures as may from time to time be communicated to the Non-Employee Director prior to the annual meeting.  If an election is not timely made for any reason, the Non-Employee Director shall be deemed without further action to have elected a Non-Qualified Stock Option.

(2)           If the Subsequent Grant is a Non-Qualified Stock Option, it shall have a dollar value equal to $50,000 on the grant date, and the number of shares underlying the Subsequent Grant shall equal $50,000 divided by the Black-Scholes value per share (based on grant date share price, volatility, dividend, risk free rate and term variables) or similar methodology used to determine compensation expense in the Company’s financial statements.

(3)           If the Subsequent Grant is in the form of Restricted Stock Units, the number of shares underlying that Award will be equal to $50,000, divided by the Fair Market Value per Share of the Common Stock on the grant date.

2.02	Vesting

Each Initial Grant under the Program will vest and become exercisable as to one-third (1/3) of the shares of Common Stock subject to the Option on each yearly anniversary of the grant date, such that the Option will be fully exercisable three (3) years after the grant date.  Each Subsequent Grant, whether an Option or Restricted Stock Units, will fully vest on the first anniversary of the grant date, subject to the Non-Employee Director’s Continuous Service as a member of the Board through such date.  Unless the Committee determines otherwise, if the Non-Employee Director terminates Continuous Service as a member of the Board for any reason prior to the vesting of the Initial Grant or the Subsequent Grant, the vesting of such Awards shall cease effective as of such termination, the unvested portion of the Awards shall be forfeited immediately upon such termination of Continuous Service as a member of the Board and the Non-Employee Director shall have no further rights with respect thereto.

2.03	Restricted Stock Unit Settlement Date

Each Restricted Stock Unit granted under the Program shall be settled, as soon as reasonably practicable, and in any case within 30 days, following the vesting date.

2.04	Exercise Price of Options

The exercise price per Share of Common Stock of each Option granted under the Program shall be one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

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2.05	Term of Options

The term of each Option granted under the Program shall be 10 years from the date of grant of the Option.

2.06	Corporate Transaction/Change in Control

Each Award under the Program shall be subject to the provisions of Section 11 of the Plan relating to the effect on Awards of a Corporate Transaction or Change in Control.

2.07	Capitalization Adjustments

The number of Shares subject to the Awards granted under the Program and the exercise price of Options granted under the Plan shall be subject to the adjustment provision of Section 10 of the Plan.

2.08	Written Grant Agreement; Authority

The grant of Awards under the Program shall be made solely by and subject to the terms set forth in a written agreement in a form to be approved by the Committee and duly executed by the Non-Employee Director and an officer of the Company designated for such purpose by the Committee from time to time.  The officer(s) so designated by the Committee shall be authorized to take all actions and execute all documents as necessary or desirable to implement the provisions of the Program, without further action or authorization from the Committee.

2.09	Program Subject to Amendment, Modification and Termination

This Program may be amended, modified or terminated by the Committee in the future at its sole discretion.  No Non-Employee Director shall have any rights hereunder unless and until an Award is actually granted.  Without limiting the generality of the foregoing, the Committee hereby expressly reserves the authority to terminate this Program during any year up and until the election or appointment of members of the Board.

2.10	Code Section 409A

It is intended that Awards granted under the Program will be exempt from Code Section 409A.  In furtherance of this intent, the provisions of this Program will be interpreted, operated, and administered in a manner consistent with these intentions.  Notwithstanding anything to the contrary in the Program and without limiting this Section 3.10, in the event that the Committee determines that any payment under the Program may be subject to Section 409A of the Code, the Committee may adopt such amendments to Program or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, in each case, without the consent of the Non-Employee Director, that the Committee determines are reasonable, necessary or appropriate to comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.  In that light, the Company makes no representation or covenant to ensure that the payments under the Program are exempt from or compliant with Section 409A of the Code and will have no liability to a Non-Employee Director or any other party if a payment under the Program that is intended to be exempt from, or compliant with,

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Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS HEREOF, the undersigned has set his hand hereunto as of the date first written above.

/S/ Michael T. Dance
Name:	Michael T. Dance
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

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ESSEX PROPERTY TRUST, INC. 2004 STOCK INCENTIVE PLAN

AMENDED AND RESTATED 2004 NON-EMPLOYEE DIRECTOR EQUITY AWARD PROGRAM

NOTICE OF NON-QUALIFIED STOCK OPTION AWARD

Grantee’s Name and Address:

You (the “Grantee”) have been granted an option to purchase shares of Common Stock, subject to the terms and conditions of this Notice of Stock Option Award (the “Notice”), the Essex Property Trust, Inc. 2004 Stock Incentive Plan (the “Plan”), and the Essex Property Trust, Inc. Amended and Restated 2004 Non-Employee Director Equity Award Program (the “Program”), as amended from time to time, and the Non-Qualified Stock Option Award Agreement (the “Option Agreement”) attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan and the Program shall have the same defined meanings in this Notice.

Award Number:

Date of Award:

Vesting Commencement Date:

Exercise Price per Share:	$

Total Number of Shares Subject to the Option (the “Shares”):

Total Exercise Price:	$

Type of Option:	Non-Qualified Stock Option

Expiration Date:

Post-Termination Exercise Period:	Three (3) Months

Vesting Schedule:

Subject to the Grantee’s Continuous Service and other limitations set forth in this Notice, the Plan, the Program and the Option Agreement, the Option may be exercised, in whole or in part, in accordance with the following schedule:

100% of the Shares subject to the Option shall vest on the first anniversary of the Vesting Commencement Date.

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IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice, the Plan, the Program and the Option Agreement.

Essex Property Trust, Inc., a Maryland corporation

By:

Title

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THE OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER).

The Grantee acknowledges receipt of a copy of the Plan, the Program and the Option Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Plan, the Program and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan, the Program and the Option Agreement. The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan, the Program and the Option Agreement shall be resolved by the Administrator in accordance with Section 13 of the Option Agreement. The Grantee further agrees to the venue selection and waiver of a jury trial in accordance with Section 14 of the Option Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:
Grantee

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Award Number: _________

ESSEX PROPERTY TRUST, INC. 2004 STOCK INCENTIVE PLAN

AMENDED AND RESTATED 2004 NON-EMPLOYEE DIRECTOR EQUITY AWARD PROGRAM

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

1.           Grant of Option. Essex Property Trust, Inc., a Maryland corporation (the “Company”), hereby grants to the Grantee (the “Grantee”) named in the Notice of Non-Qualified Stock Option Award (the “Notice”), an option (the “Option”) to purchase the Total Number of Shares of Common Stock subject to the Option (the “Shares”) set forth in the Notice, at the Exercise Price per Share set forth in the Notice (the “Exercise Price”) subject to the terms and provisions of the Notice, this Non-Qualified Stock Option Award Agreement (the “Option Agreement”), the Company’s 2004 Stock Incentive Plan (the “Plan”), and the Company’s Amended and Restated 2004 Non-Employee Director Equity Award Program (the “Program”), as amended from time to time, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan and the Program shall have the same defined meanings in this Option Agreement.

                              The Option is intended to qualify as a Non-Qualified Stock Option and not as an Incentive Stock Option as defined in Section 422 of the Code.

2.           Exercise of Option.

  (a)           Right to Exercise. The Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan, the Program and this Option Agreement. The Option shall be subject to the provisions of Section 11 of the Plan relating to the exercisability or termination of the Option in the event of a Corporate Transaction or a Change in Control. The Grantee shall be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Administrator. In no event shall the Company issue fractional Shares.

  (b)           Method of Exercise. The Option shall be exercisable only by delivery of an Exercise Notice (a form of which is attached as Exhibit A) or by such other procedure as specified from time to time by the Administrator which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, and such other provisions as may be required by the Administrator. The exercise notice shall be delivered in person, by certified mail, or by such other method (including electronic transmission) as determined from time to time by the Administrator to the Company accompanied by payment of the Exercise Price. The Option shall be deemed to be exercised upon receipt by the Company of such notice accompanied by the Exercise Price, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 4(d), below.

  (c)           Taxes. No Shares will be delivered to the Grantee or other person pursuant to the exercise of the Option until the Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of applicable income tax and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise of the Option, the Company or the Grantee’s employer may offset or withhold (from any amount owed by the Company or the Grantee’s employer to the Grantee) or collect from the Grantee or other person an amount sufficient to satisfy such tax withholding obligations.

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3.           Restrictions on Exercise. The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any Applicable Laws.

4.           Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Grantee; provided, however, that such exercise method does not then violate any Applicable Law:

  (a)           cash;

  (b)           check;

  (c)           surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised, provided, however, that Shares acquired under the Plan or any other equity compensation plan or agreement of the Company must have been held by the Grantee for a period of more than six (6) months (and not used for another option exercise by attestation during such period); or

  (d)           payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (i) shall provide written instructions to a Company-designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (ii) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

5.           Termination or Change of Continuous Service. In the event the Grantee’s Continuous Service terminates, the Grantee may, but only during the Post-Termination Exercise Period, exercise the portion of the Option that was vested at the date of such termination (the “Termination Date”). In no event, however, shall the Option be exercised later than the Expiration Date set forth in the Notice. In the event of the Grantee’s change in status from Employee, Director or Consultant to any other status of Employee, Director or Consultant, the Option shall remain in effect and vesting of the Option shall continue only to the extent determined by the Administrator as of such change in status. Except as provided in Sections 6 and 7 below, to the extent that the Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the Option within the Post-Termination Exercise Period, the Option shall terminate.

6.           Disability of Grantee. In the event the Grantee’s Continuous Service terminates as a result of his or her Disability, the Grantee may, but only within twelve (12) months from the Termination Date (and in no event later than the Expiration Date), exercise the portion of the Option that was vested on the Termination Date. To the extent that the Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the Option within the time specified herein, the Option shall terminate.

7.           Death of Grantee. In the event of the termination of the Grantee’s Continuous Service as a result of his or her death, or in the event of the Grantee’s death during the Post-Termination Exercise Period or during the twelve (12) month period following the Grantee’s termination of Continuous Service as a result of his or her Disability, the person who acquired the right to exercise the Option pursuant to Section 8 may exercise the portion of the Option that was vested at the date of termination within twelve (12) months from the date of death (but in no event later than the Expiration Date). To the extent that the Option was unvested on the date of death, or if the vested portion of the Option is not exercised within the time specified herein, the Option shall terminate.

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8.           Transferability of Option. The Option may not be transferred in any manner other than by will or by the laws of descent and distribution, provided, however, that the Option may be transferred during the lifetime of the Grantee to the extent and in the manner authorized by the Administrator. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Option in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator. Following the death of the Grantee, the Option, to the extent provided in Section 7, may be exercised (a) by the person or persons designated under the deceased Grantee’s beneficiary designation or (b) in the absence of an effectively designated beneficiary, by the Grantee’s legal representative or by any person empowered to do so under the deceased Grantee’s will or under the then applicable laws of descent and distribution. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

9.           Term of Option. The Option must be exercised no later than the Expiration Date set forth in the Notice or such earlier date as otherwise provided herein. After the Expiration Date or such earlier date, the Option shall be of no further force or effect and may not be exercised.

10.         Tax Consequences. Set forth below is a brief summary as of the date of this Option Agreement of some of the federal tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE GRANTEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

  (a)           Exercise of Non-Qualified Stock Option. On exercise of a Non- Qualified Stock Option, the Grantee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If the Grantee is an Employee or a former Employee, the Company will be required to withhold from the Grantee’s compensation or collect from the Grantee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

  (b)           Disposition of Shares. In the case of a Non-Qualified Stock Option, if Shares are held for more than one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

11.         Entire Agreement: Governing Law. The Notice, the Plan, the Program and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice, the Plan, the Program and this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice, the Plan, the Program and this Option Agreement are to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of the Notice, the Plan, the Program or this Option Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

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12.          Headings. The captions used in the Notice and this Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation.

13.         Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice, the Plan, the Program or this Option Agreement shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

14.         Venue and Waiver of Jury Trial. The Company, the Grantee, and the Grantee’s assignees pursuant to Section 8 (the “parties”) agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan, the Program or this Option Agreement shall be brought in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Santa Clara) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 14 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

15.         Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other part.

END OF AGREEMENT

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ESSEX PROPERTY TRUST, INC. 2004 STOCK INCENTIVE PLAN

EXERCISE NOTICE

Essex Property Trust, Inc.
925 East Meadow Drive
Palo Alto, California 94303

Attention:  Secretary

1.           Exercise of Option. Effective as of today, ______________, ___ the undersigned (the “Grantee”) hereby elects to exercise the Grantee’s option to purchase ___________ shares of the Common Stock (the “Shares”) of Essex Property Trust, Inc. (the “Company”) under and pursuant to the Company’s 2004 Stock Incentive Plan, the Company’s 2004 Amended and Restated Non-Employee Director Equity Award Program (the “Program”), as amended from time to time, and the Non-Qualified Stock Option Award Agreement (the “Option Agreement”) and Notice of Non-Qualified Stock Option Award (the “Notice”) dated ______________, ________. Unless otherwise defined herein, the terms defined in the Plan and the Program shall have the same defined meanings in this Exercise Notice.

2.           Representations of the Grantee. The Grantee acknowledges that the Grantee has received, read and understood the Notice, the Plan, the Program and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

3.           Rights as Stockholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

4.           Delivery of Payment. The Grantee herewith delivers to the Company the full Exercise Price for the Shares, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 4(d) of the Option Agreement.

5.           Tax Consultation. The Grantee understands that the Grantee may suffer adverse tax consequences as a result of the Grantee’s purchase or disposition of the Shares. The Grantee represents that the Grantee has consulted with any tax consultants the Grantee deems advisable in connection with the purchase or disposition of the Shares and that the Grantee is not relying on the Company for any tax advice

6.           Taxes. The Grantee agrees to satisfy all applicable federal, state and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations.

7.           Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company. This Exercise Notice shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns.

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8.           Headings. The captions used in this Exercise Notice are inserted for convenience and shall not be deemed a part of this agreement for construction or interpretation.

9.           Administration and Interpretation. The Grantee hereby agrees that any question or dispute regarding the administration or interpretation of this Exercise Notice shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

10.           Governing Law; Severability. This Exercise Notice is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

11.           Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

12.           Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

13.           Entire Agreement. The Notice, the Plan, the Program, and the Option Agreement are incorporated herein by reference, and together with this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice, the Plan, the Program, the Option Agreement and this Exercise Notice (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.

Submitted by:	Accepted by:

GRANTEE:	ESSEX PROPERTY TRUST, INC.

By:

Title:

Address:	Address:

925 EAST MEADOW DRIVE
PALO ALTO, CALIFORNIA 94303

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ESSEX PROPERTY TRUST, INC. 2004 STOCK INCENTIVE PLAN

AMENDED AND RESTATED
2004 NON-EMPLOYEE DIRECTOR EQUITY AWARD PROGRAM

NOTICE OF RESTRICTED STOCK UNIT AWARD

Grantee’s Name and Address:

Essex Property Trust, Inc., a Maryland corporation (the “Company”), pursuant to its Amended and Restated 2004 Non-Employee Director Equity Award Program, as amended from time to time (the “Director Program”) and its 2004 Stock Incentive Plan, as amended from time to time (the “Plan”), hereby grants to the individual listed below (the “Grantee”) an Award for the number of restricted stock units set forth below (the “Restricted Stock Units” or “RSUs”).  This Award of Restricted Stock Units is subject to all of the terms and conditions as set forth in this Notice of Restricted Stock Unit Award (the “Notice”), in the Restricted Stock Unit Agreement that is attached hereto (the “RSU Agreement”), the Director Program and the Plan, each of which is incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Director Program shall have the same defined meanings in this Notice and the RSU Agreement.

Award Number:

Date of Award:

Total Number of RSUs:

Vesting Schedule:
This Award of RSUs shall vest in full on the first anniversary of the date of grant that is set forth in the terms of the Director Program (the “Date of Award”).  Subject to the Grantee’s Continuous Service and other limitation set forth in this Notice, the Plan, the Director Program and the RSU Agreement, these RSUs shall vest in accordance with the vesting schedule set forth in the foregoing sentence.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Restricted Stock Unit Award is to be governed by the terms and conditions of this Notice, the Plan, the Director Program and the RSU Agreement.

Essex Property Trust, Inc., a Maryland corporation

By:

Title:

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THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE RESTRICTED STOCK UNITS SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING GRANTED THE RSU OR RECEIVING SHARES HEREUNDER).

THE GRANTEE ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN, DIRECTOR PROGRAM AND THE RSU AGREEMENT, AND REPRESENTS THAT HE OR SHE IS FAMILIAR WITH THE TERMS AND PROVISIONS THEREOF, AND HEREBY ACCEPTS THE RESTRICTED STOCK UNITS SUBJECT TO ALL OF THE TERMS AND PROVISIONS HEREOF AND THEREOF.  THE GRANTEE HAS REVIEWED THIS NOTICE, THE PLAN, THE DIRECTOR PROGRAM AND THE RSU AGREEMENT IN THEIR ENTIRETY, HAS HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO EXECUTING THIS NOTICE, AND FULLY UNDERSTANDS ALL PROVISIONS OF THIS NOTICE, THE PLAN, DIRECTOR PROGRAM AND THE RSU AGREEMENT. THE GRANTEE HEREBY AGREES THAT ALL QUESTIONS OF INTERPRETATION AND ADMINISTRATION RELATING TO THIS NOTICE, THE PLAN, THE DIRECTOR PROGRAM AND THE RSU AGREEMENT SHALL BE RESOLVED BY THE ADMINISTRATOR IN ACCORDANCE WITH SECTION 12 OF THE RSU AGREEMENT.  THE GRANTEE FURTHER AGREES TO THE VENUE SELECTION AND WAIVER OF A JURY TRIAL IN ACCORDANCE WITH SECTION 14 OF THE RSU AGREEMENT.  THE GRANTEE FURTHER AGREES TO NOTIFY THE COMPANY UPON ANY CHANGE IN THE RESIDENCE ADDRESS INDICATED IN THIS NOTICE.

Dated:	Signed :

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Award Number: ______
ESSEX PROPERTY TRUST, INC. 2004 STOCK INCENTIVE PLAN

AMENDED AND RESTATED
2004 NON-EMPLOYEE DIRECTOR EQUITY AWARD PROGRAM

RESTRICTED STOCK UNIT AGREEMENT

1.           Award of Restricted Stock Units.

  (a)           Award.  In consideration of the Grantee’s agreement to provide services as a Director of Essex Property Trust, Inc., a Maryland corporation (the “Company”), and for other good and valuable consideration, the Company hereby grants as of the Date of Award set forth in the Notice of Restricted Stock Unit Award (the “Notice”) to the Grantee named in the Notice (the “Grantee”) an Award with respect to the number of Restricted Stock Units set forth in the Notice (the “RSUs”), subject to the terms and provisions of the Notice, this Restricted Stock Unit Agreement (this “Agreement”), the Company’s 2004 Stock Incentive Plan, as amended from time to time (the “Plan”) and the Company’s Amended and Restated 2004 Non-Employee Director Equity Award Program, as amended from time to time (the “Director Program”).  Each RSU represents the right to receive one share of Common Stock of the Company (a “Share”) on the date the RSUs vest and the restrictions applicable to the RSUs lapse.  Unless and until the RSUs are vested in the manner set forth in Section 2 hereof, the Grantee shall have no right to settlement of any such RSUs. Prior to settlement of any vested RSUs, such RSUs represent an unsecured obligation of the Company, payable (if at all) from the general assets of the Company.

  (b)           Definitions.  All capitalized terms used in this Agreement without definition shall have the meanings ascribed in the Director Program and the Notice.

  (c)           Incorporation of Terms of Director Program and Plan.  The Award of RSUs is subject to the terms and conditions of the Director Program and the Plan, each of which is incorporated herein by reference.  In the event of any inconsistency between the Director Program, Plan and this Agreement, the terms of the Plan shall control.

2.           Vesting and Forfeiture.

  (a)           Forfeiture. Any RSUs which are not vested as of the date the Grantee ceases to be Director shall thereupon be forfeited immediately and without any further action by the Company; provided, however, that in the event of the Grantee’s change in status from Director to any other status of Employee or Consultant, the Award shall remain in effect and vesting of the RSUs shall continue only to the extent determined by the Administrator as of such change in status.  The date of ceasing to be Director shall not be extended to include any notice of termination or similar period and shall be considered ceased on the last active day of service for the purposes of the Plan.

  (b)           Vesting. Subject to Section 2(a) hereof, the RSUs shall vest in accordance with the vesting schedule set forth on the Notice, provided the Grantee remains in Continuous Service during the entire period commencing on the Date of Award set forth in the Notice and ending on the applicable vesting date.

3.           Settlement.

  (a)           Time and Form of Payment.  Subject to the terms of the Director Program, Plan and this Agreement, any RSUs that vest and become nonforfeitable shall be settled in whole Shares, which shall be issued in book-entry form, registered in the Grantee’s name.  Such payment shall be made as soon as practicable, but no later than 30 days, following the date of vesting.  The value of any fractional RSUs shall be paid in cash at the time the Shares are delivered in settlement of the RSUs.

  (b)           Conditions to Settlement of RSUs.  Notwithstanding any other provision of this Agreement (including without limitation Section 2(b)):

  (i)           No certificates representing Shares shall be delivered to the Grantee or his or her legal representative unless and until the Grantee or his or her legal representative shall have satisfied all applicable tax withholding obligations, if any.

  (ii)           The Company shall not be required to issue or deliver any certificate or certificates for any Shares prior to the fulfillment of all of the following conditions:  (A) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (B) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the U.S. Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its sole and absolute discretion, deem necessary and advisable, or if the offering of the Shares is not so registered, a determination by the Company that the issuance of the Shares would be exempt from any such registration or qualification requirements (C) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable and (D) the lapse of any such reasonable period of time following the date the RSUs vest as the Administrator may from time to time establish for reasons of administrative convenience.

4.           Tax Obligations.  The Grantee is advised to review with his or her own tax advisors the Federal, state, local and, if applicable, non-U.S. tax consequences of the transactions contemplated by the Award of RSUs.  The Grantee is relying solely on such advisors and is not relying in any part on any statement or representation of the Company or any of its agents.  Neither the Company nor any Related Entity shall be responsible for withholding any income tax, social security, unemployment, disability insurance or other tax obligations that become legally due by the Grantee in connection with any aspect of the RSUs, including the award of the RSUs, vesting or settlement of the RSUs, or sale of the underlying Shares (“Tax Obligations”).  The Grantee is solely responsible for timely reporting all income derived from the RSUs on the Grantee’s personal tax return and paying all Tax Obligations, and shall indemnify the Company and hold it harmless from and against all claims, damages, losses and expenses, including reasonable fees and expenses of attorneys, relating to any obligation imposed by law on the Company or any Related Entity to pay any Tax Obligations.  The Grantee further acknowledges that the Company (1) makes no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the issuance of Shares upon settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends and/or any dividend equivalents; and (2) does not commit to and is under no obligation to structure the terms of the Award or any aspect of the RSUs to reduce or eliminate the Grantee’s liability for Tax Obligations or achieve any particular tax result.

5.           Transferability of RSUs.  The RSUs or the interests or rights therein may not be transferred in any manner other than by will or by the laws of descent and distribution, provided, however, that the RSUs may be transferred during the lifetime of the Grantee to the extent and in the manner authorized by the Administrator, and in any event, in accordance with Applicable Law.

6.           Rights as Stockholder.  Neither the Grantee nor any person claiming under or through the Grantee shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares issuable hereunder unless and until certificates representing such Shares (which may be in uncertificated form) will have been issued and recorded on the books and records of the Company or its transfer agents or registrars, and delivered to the Grantee (including through electronic delivery to a brokerage account).   After such issuance, recordation and delivery, the Grantee shall have all the rights of a stockholder of the Company, including with respect to the right to vote the Shares and the right to receive any cash or share dividends or other distributions paid to or made with respect to the Shares.

7.           Restrictions on Resale. The Grantee hereby agrees not to sell any Shares at a time when Applicable Laws, Company policies or an agreement between the Company and its underwriters prohibit a sale.  This restriction will apply as long as the Grantee’s Continuous Service continues and for such period of time after the termination of the Grantee’s Continuous Service as the Company may specify.

8.           Adjustments.  The number of RSUs awarded pursuant to this Agreement is subject to adjustment as provided in Article 10 of the Plan.  The Grantee shall be notified of such adjustment and such adjustment shall be binding upon the Company and the Grantee.

9.           NO GUARANTEE OF CONTINUED SERVICE. THE GRANTEE HEREBY ACKNOWLEDGES AND AGREES THAT THE VESTING OF RSUs PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING TO PROVIDE SERVICE AS A DIRECTOR (SUBJECT TO THE PROVISIONS OF SECTION 2(a) HEREOF) AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING ENGAGED BY THE COMPANY TO PROVIDE SERVICES, BEING AWARDED RSUs, OR RECEIVING SHARES HEREUNDER).  THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE GRANTEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, AND IN ACCORDANCE WITH APPLICABLE LOCAL LAW.

10.           Entire Agreement: Governing Law.  The Notice, the Plan, the Director Program and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee.  Nothing in the Notice, the Plan, the Director Program and this Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.  The Notice, the Plan, the Director Program and this Agreement are to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.

11.           Conformity to Securities Laws.  The Grantee acknowledges that the Plan, the Director Program and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act, and any and all regulations and rules promulgated thereunder by the U.S. Securities and Exchange Commission, including, without limitation, Rule 16b-3 under the Exchange Act.  Notwithstanding anything herein to the contrary, the Plan and the Director Program shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan, the Director Program and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

12.           Administration and Interpretation.  The Award of RSUs, the vesting of RSUs and the issuance of Shares upon vesting are subject to, and shall be administered in accordance with, the provisions of the Director Program and the Plan, as the same may be amended from time to time.  Any question or dispute regarding the administration or interpretation of the Notice, the Plan, the Director Program or this Agreement shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

13.           Headings. The captions used in the Notice and this Agreement are inserted for convenience and shall not be deemed a part of the Award of RSUs for construction or interpretation.

14.           Venue and Waiver of Jury Trial. The Company, the Grantee, and the Grantee’s assignees (the “parties”) agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan, the Director Program or this Agreement shall be brought in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Santa Clara) and that the parties shall submit to the jurisdiction of such court.  The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court.  THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING.  If any one or more provisions of this Section 14 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

15.           Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other part.

16.           Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and assign.

17.           Severability.  Should any provision of the Notice, the Plan, the Director Program or this Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

18.           Code Section 409A.  The vesting and settlement of RSUs awarded pursuant to this Agreement are intended to qualify for the “short-term deferral” exemption from Section 409A of the Code, and the provisions of this Agreement will be interpreted, operated, and administered in a manner consistent with these intentions.  Anything to the contrary in the Plan, the Director Program or this Agreement requiring the consent of the Grantee notwithstanding, the Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Agreement to ensure that the RSUs qualify for exemption from or comply with Section 409A of the Code; provided, however, that the Company makes no representations that the RSUs will be exempt from or comply with Section 409A of the Code, and makes no undertaking to preclude Section 409A of the Code from applying to these RSUs, and the Company will have no liability to a Grantee or any other party if a payment under this Agreement that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator with respect thereto .

19.           No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan, the Director Program or the Grantee’s acquisition or sale of the underlying Shares.  The Grantee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding the Grantee’s participation in the Plan or the Director Program before taking any action related to the Plan or the Director Program.

20.           Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  The Grantee hereby consents to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

21.           Imposition of Other Requirements.  The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan or the Director Program, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

END OF AGREEMENT